Exhibit 99.1

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND PROVINCIAL LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

                             SUBSCRIPTION AGREEMENT

TO: ONELIFE HEALTH PRODUCTS INC. (the "Company")
    3800-999 3rd Avenue
    Seattle, Washington 98104

DATE: ___________________________________________

1.   SUBSCRIPTION FOR SHARES

1.1 The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase _____________ common shares in the capital of the Company (the "Shares") at a price of US$0.05 per Share (such subscription and agreement to purchase being the "Subscription"), for the total purchase price of US$____________(the "Subscription Proceeds"), which is tendered herewith, on the basis of representations and warranties and subject to the terms and conditions set forth herein.

1.2 The Company hereby irrevocably agrees to sell, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, to the Subscriber the Shares.

1.3 Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company.

2.   PAYMENT

2.1 The Subscription Proceeds must accompany this Subscription and shall be paid by cash, cheque or bank draft drawn on a major Canadian or U.S. chartered bank made payable to the Company and delivered to the Company or its lawyers or may be wired directly to either one of them. If the Subscription proceeds are delivered to the Company's lawyers, the Subscriber authorizes the Company's lawyers to deliver the Subscription Proceeds to the Company on the Closing Date.

2.2 The Subscriber acknowledges and agrees that this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be held by the Company's lawyers on behalf of the Company. In the event that this Subscription Agreement is not accepted by the Company for whatever reason within 30 days of the delivery of an executed Subscription Agreement by the Subscriber, this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement.

2.3 Where the Subscription Proceeds are paid to the Company, the Company is entitled to treat such Subscription Proceeds as an interest free loan to the Company until such time as the Subscription is accepted and the certificates representing the Shares have been issued to the Subscriber.

3.   DOCUMENTS REQUIRED FROM SUBSCRIBER

3.1 The Subscriber must complete, sign and return to the Company an executed copy of this Subscription Agreement.

3.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

4.   CLOSING

4.1 Closing of the offering of the Shares (the "Closing") shall occur on or before July 31, 2006 or on such other date as may be determined by the Company (the "Closing Date").

5.   ACKNOWLEDGEMENTS OF SUBSCRIBER

5.1  The Subscriber acknowledges and agrees that:

     a. none of the Shares have been or will be registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with any applicable state and provincial securities laws;
     b. the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act or to qualify any of the Shares under any state or provincial securities laws;
     c. the Subscriber has received and carefully read this Subscription Agreement;
     d. the decision to execute this Subscription Agreement and purchase the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company;
     e. by execution hereof the Subscriber has waived the need for the Company to communicate its acceptance of the purchase of the Shares pursuant to this Subscription Agreement;
     f. the Company is entitled to rely on the representations and warranties of the Subscriber contained in this Subscription Agreement and the Subscriber will hold harmless the Company from any loss or damage it or they may suffer as a result of the Subscriber's failure to correctly complete this Subscription Agreement;
     g. the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;
     h. the Subscriber has been advised to consult his own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions and he is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;
     i. there is no market for the Shares, no market for the Shares may ever exist and none of the Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Shares will become listed on any stock exchange or automated dealer quotation system;
     j. neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;
     k. no documents in connection with the sale of the Shares hereunder have been reviewed by the SEC or any state securities administrators;
     l.   there is no government or other insurance covering any of the Shares;
     m. the issuance and sale of the Shares to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

     n. the statutory and regulatory basis for the exemption claimed for the offer and sale of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and
     o. this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

6.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

6.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

     a.   he is not a U.S. Person;
     b. he is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;
     c. he is resident in the jurisdiction set out under the heading "Name and Address of Subscriber" on the signature page of this Subscription Agreement and the sale of the Shares to the Subscriber as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;
     d. he is purchasing the Shares as principal for investment purposes only and not with a view to resale or distribution and, in particular, he has no intention to distribute, either directly or indirectly, any of the Shares in the United States or to U.S. Persons;
     e. he is outside the United States when receiving and executing this Subscription Agreement;
     f. he is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment;
     g. he has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of his legal and financial advisors and agrees that the Company will not be responsible in any way whatsoever for the Subscriber's decision to invest in the Shares and the Company;
     h. he (i) has adequate net worth and means of providing for his current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time;
     i. he (i) is able to fend for himself in the Subscription; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment in the Shares and the Company; and (iii) has the ability to bear the economic risks of his prospective investment and can afford the complete loss of such investment;
     j. he understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Subscription Agreement and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, he shall promptly notify the Company;
     k. he has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;
     l. he is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;
     m. he understands and agrees that none of the Shares have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;
     n. he understands and agrees that offers and sales of any of the Shares prior to the expiration of a period of one year after the date of original issuance of the Shares (the one year period hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom;
     o. he understands and agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the 1933 Act;

     p. he understands and agrees that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;
     q. if he is acquiring the Shares as a fiduciary or agent for one or more investor accounts, he has sole investment discretion with respect to each such account and he has full power to make the foregoing acknowledgments, representations and agreements on behalf of such account;
     r. he acknowledges that he has not acquired the Shares as a result of, and will not himself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;
     s. the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and
     t.   no  person   has  made  to  the   Subscriber   any   written  or  oral
          representations:
          i.   that any person will resell or repurchase any of the Shares;
          ii.  that any  person  will  refund the  purchase  price of any of the
               Shares;
          iii. as to the future price or value of any of the Shares; or
          iv.  that any of the Shares  will be listed and posted for  trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

6.2 In this Subscription Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S.

7.   REPRESENTATIONS AND WARRANTIES WILL BE RELIED UPON BY THE COMPANY

7.1  The  Subscriber   acknowledges  that  the  representations  and  warranties
     contained herein are made by him with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf he is contracting hereunder to purchase the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares on the Closing Date, he will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

8.   RESALE RESTRICTIONS

8.1 The Subscriber acknowledges that any resale of the Shares will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee. The Subscriber acknowledges that the Shares have not been registered under the 1933 Act of the securities laws of any state of the United States and that the Company does not intend to register same under the 1933 Act, or the securities laws of any such state and has no obligation to do so. The Shares may not be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

9.   ACKNOWLEDGEMENT AND WAIVER

9.1 The Subscriber has acknowledged that the decision to purchase the Shares was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the

     Subscriber might be entitled in connection with the distribution of any of the Shares.

10.  LEGENDING AND REGISTRATION OF SUBJECT SHARES

10.1 The Subscriber hereby acknowledges that a legend may be placed on the certificates representing any of the Shares to the effect that the Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

10.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

11.  COSTS

11.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

12.  GOVERNING LAW

12.1 This Subscription Agreement is governed by the laws of the State of Nevada. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the State of Nevada.

13.  SURVIVAL

13.1 This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

14.  ASSIGNMENT

14.1 This Subscription Agreement is not transferable or assignable.

15.  EXECUTION

15.1 The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

16.  SEVERABILITY

16.1 The  invalidity or  unenforceability  of any  particular  provision of this
     Subscription   Agreement   shall  not  affect  or  limit  the  validity  or
     enforceability of the remaining provisions of this Subscription Agreement.

17.  ENTIRE AGREEMENT

17.1 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

18.  NOTICES

18.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on page 8 and notices to the Company shall be directed to it at OneLife Health Products Inc., 3800-999 3rd Avenue, Seattle, Washington, 98104, Attention: The President.

19.  COUNTERPARTS

19.1 This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date first mentioned above.

DELIVERY INSTRUCTIONS

Delivery - please deliver the certificates to:

         -----------------------------------------------------------------------
         (name)


         -----------------------------------------------------------------------
         (address)

Registration - registration of the certificates delivered at closing should be made as follows:

         -----------------------------------------------------------------------
         (name)


         -----------------------------------------------------------------------
         (address)

The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase of the Shares as may be required for filing with the appropriate securities commissions and regulatory authorities.


--------------------------------------
(Signature and, if applicable, Office)

--------------------------------------
(Address of Subscriber)

--------------------------------------
(City, Province/State)

--------------------------------------
(Country, Postal Code)

                               A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Shares is hereby accepted by ONELIFE HEALTH PRODUCTS INC.


DATED at _____________________________________, the _____ day of _______________
2006.


ONE LIFE HEALTH PRODCUTS INC.


Per: ____________________________________________
     Authorized Signatory